CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Capital Group Global Growth Equity ETF of our report dated July 14, 2025, relating to the financial statements and financial highlights which appears in Capital Group Global Growth Equity ETF’s Certified Shareholder Report on Form N-CSR for the year ended May 31, 2025. We also consent to the references to us under the headings “Independent registered public accounting firm” and “Other Information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

July 24, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-259024 on Form N-1A of our report dated July 14, 2026, relating to the financial statements and financial highlights of Capital Group Global Growth Equity ETF appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Financial highlights” in the Prospectus and “Independent registered public accounting firm” and “Prospectuses, reports to shareholders and proxy statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

July 24, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated July 14, 2026, relating to the financial statements and financial highlights of Capital Group International Equity ETF, Capital Group Global Equity ETF, Capital Group Dividend Growers ETF and Capital Group Conservative Equity ETF, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

July 24, 2026